Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, File No. 333-129754, of Genius Products, Inc. of our report dated March 19, 2004, relating to the consolidated financial statements included in the Annual Report on Form 10-KSB of Genius Products, Inc. and Subsidiary for the year ended December 31, 2003.

                                                 /s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
December 5, 2006